U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                                   CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): November 11, 2004

                                   GAMEZNFLIX, INC.
                (Exact Name of Registrant as Specified in Its Charter)

          Nevada                         0-29113                54-1838089
 (State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
         of Incorporation)                                  Identification No.)

                   1535 Blackjack Road, Franklin, Kentucky         42134
                   (Address of Principal Executive Offices)      (Zip Code)

     Registrant's telephone number, including area code:  (270) 598-0385



               Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
      2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
      4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On November 11, 2004, the Registrant entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. (see Exhibit 4.1). Under this agreement, Golden Gate agreed to purchase from the Registrant a convertible debenture in the aggregate principal amount of $1,500,000. In conjunction with the debenture, the Registrant also issued to Golden Gate a warrant, dated November 11, 2004, to purchase 15,000,000 shares of common stock of the company, exercisable at $1.00 per share (see Exhibit 4.2). In connection with this agreement, the Registrant also granted certain rights under a registration rights agreement, dated November 11, 2004, to the shares to be issued upon conversion of the debenture and the warrant (see
Exhibit 4.3).

     On November 17, 2004, the Registrant and Golden Gate entered into an Addendum to Convertible Debenture and Securities Purchase
Agreement (see Exhibit 4.4). Under this Addendum, certain payment terms were changed.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.


                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GameZnFlix, Inc.



Dated: November 29, 2004               By: /s/ John Fleming
                                       John Fleming, Chief Executive Officer


                                     EXHIBIT INDEX

Number                     Description

4.1     Securities Purchase Agreement between the Registrant and
        Golden Gate Investors, Inc., dated November 11, 2004 (filed herewith).

4.2 Warrant to Purchase Common Stock issued by the Registrant in favor of Golden Gate Investors, Inc., dated November 11, 2004 (filed herewith).

4.3     Registration Rights Agreement between the Registrant and
        Golden Gate Investors, Inc., dated November 11, 2004 (filed herewith).

4.4     Addendum to Convertible Debenture and Securities Purchase
        Agreement between the Registrant and Golden Gate Investors, Inc., dated November 17, 2004 (filed herewith).